                                                                     EXHIBIT 4.4




                         REGISTRATION RIGHTS AGREEMENT




                         Dated as of December 12, 1996

                                  by and among

                             HUNTWAY PARTNERS, L.P.

                                      and

                             BANKERS TRUST COMPANY,
                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
           MELLON BANK, N.A., as trustee for First Plaza Group Trust,
                  OPPENHEIMER & COMPANY, INC., for itself and
                        as agent for certain affiliates,
                              LINDNER GROWTH FUND

                                      AND

                      FIRST CHICAGO EQUITY CORPORATION and
                        MADISON DEARBORN PARTNERS, III

                               TABLE OF CONTENTS

                                                                                                                    Pages
1.       CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.       REQUIRED REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

3.       DEMAND REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (a)     Right to Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 ----------------------------
         (b)     Conditions of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 ---------------------------
         (c)     Company's Rights of Postponement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 --------------------------------

4.       "PIGGYBACK" REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         (a)     Right to Request Piggyback Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 ---------------------------------------
         (b)     Piggyback Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 ----------------
         (c)     Agreement to Sell on Same Basis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 -------------------------------
         (d)     Priority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 --------
         (e)     Right of Company to Withdraw . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 ----------------------------

5.       SHELF REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (a)     Initial Shelf Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 --------------------------
         (b)     Subsequent Shelf Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 ------------------------------
         (c)     Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 --------------------------
         (d)     Information Regarding Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 ---------------------------

6.       HOLD-BACK AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (a)     Restrictions on Public Sale by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 ------------------------------------------
         (b)     Restrictions on Public Sale by Holders of Restricted Securities  . . . . . . . . . . . . . . . . .    9
                 ---------------------------------------------------------------

7.       REGISTRATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (a)     Filing of Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 --------------------------------
         (b)     Filing of Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 --------------------------
         (c)     Required Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 ----------------
         (d)     Prevention of Orders and Correction of Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .   11
                 -------------------------------------------------
         (e)     Incorporation of Information; Required Filings . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 ----------------------------------------------
         (f)     Delivery of Copy of Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 ------------------------------------------
         (g)     Delivery of Copies of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 --------------------------------
         (h)     Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 -------------
         (i)     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 ------------
         (j)     Other Registrations or Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 --------------------------------
         (k)     Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 --------------------------
         (l)     Listing on Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 --------------------
         (m)     Underwritten Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 ----------------------
         (n)     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 ----------
         (o)     Earnings Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 -------------------

         (p)     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 -----------
         (q)     Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 -----

8.       REGISTRATION EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

9.       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (a)     Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 ------------------------------
         (b)     Indemnification by Holder of Registrable Securities  . . . . . . . . . . . . . . . . . . . . . . .   16
                 ---------------------------------------------------
         (c)     Conduct of Indemnification Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 --------------------------------------
         (d)     Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 ------------
         (e)     Limit on Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 ---------------------
         (f)     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 -------------------
         (g)     Underwriting Agreement Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 -------------------------------

10.      SELECTION OF UNDERWRITERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (a)     Selection by Majority Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 -----------------------------
         (b)     Selection by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ------------------------
         (c)     Agreement to Comply  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 -------------------

11.      INCORPORATION, MERGER, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

12.      OTHER REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

13.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (a)     Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 -------
         (b)     Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 --------------------
         (c)     No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 --------------------------
         (d)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 ----------------------
         (e)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 -------
         (f)     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 --------------
         (g)     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 ------------
         (h)     Entire Agreement; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 ----------------------------------------------
         (i)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 -------------
         (j)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 ------------
         (k)     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ----------
         (l)     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ---------------
         (m)     Securities Held by the Company or Its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ------------------------------------------------
         (n)     Use of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ------------

                         REGISTRATION RIGHTS AGREEMENT


                 This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is entered into by and among HUNTWAY PARTNERS, L.P., a Delaware limited partnership (the "Company"), BANKERS TRUST COMPANY ("Bankers"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MELLON BANK, N.A., as trustee for First Plaza Group Trust, OPPENHEIMER & COMPANY, INC., for itself and as agent for certain affiliates, LINDNER GROWTH FUND, FIRST CHICAGO EQUITY CORPORATION, and MADISON DEARBORN PARTNERS, III (individually, a "Holder" and collectively, the "Holders").


                                    RECITALS

                 This Agreement is entered into pursuant to the Prepackaged Plan of the Company in order to provide, among other things, for the agreement by the Company to register in accordance with the requirements of the Securities Act (a) the resale of the Common Units issued to the Holders in connection with the Prepackaged Plan and the Unitholders Agreement and (b) the resale of any Other Securities that are issued to the Holders in exchange for or in respect of the Common Units in connection with the conversion of the Company to corporate form or otherwise.


                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto mutually agree as follows:

1.       CERTAIN DEFINITIONS.

                 As used in this Agreement, the following terms will have the following meanings:

                 "AGREEMENT" means this Registration Rights Agreement as it may be amended, supplemented or otherwise modified from time to time.

                 "COMMON UNITS" means the common units representing limited partnership interests in the Company as defined in the Partnership Agreement, including the 25,342,654 common units representing limited partnership interests in the Company that will be issued on the Plan Effective Date.

                 "COMPANY" is defined in the introductory paragraph hereof.

                 "DEMAND NOTICE" is defined in Section 3(a).

                 "DEMAND REGISTRATION STATEMENT" is defined in Section 3(a).

                 "EFFECTIVENESS PERIOD" is defined in Section 5(a).

                 "EQUIVALENT UNITS" means Common Units and units of any new class ("NEW CLASS") of the Company's securities without fixed maximum distributions or which share with the Common Units in the residual value of the Company on liquidation or which are convertible into or exchangeable for such securities. Units of any New Class shall be deemed to be a number of Common Units which (a) would have the same share of non-fixed distributions or liquidation value, whichever is higher, as a unit of New Class or (b) would be exchangeable for such units or into which such units would convert.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "HOLDER" or "HOLDERS" is defined in the introductory paragraph hereof.

                 "INDEMNIFIED PERSON" is defined in Section 9(a).

                 "INITIAL SHELF REGISTRATION" is defined in Section 5(a).

                 "INSPECTORS" is defined in Section 7(n).

                 "LOSSES" is defined in Section 9(a).

                 "MAJORITY HOLDERS" means, at any time, the Holders of at least 66 2/3% of the total number of Registrable Securities held by all the Holders that were received pursuant to the Prepackaged Plan.

                 "NOTEHOLDERS" means Massachusetts Mutual Life Insurance Company, Mellon Bank, N.A., as trustee for First Plaza Group Trust, Oppenheimer & Company, Inc. for itself and as agent for certain affiliates, Lindner Growth Fund, First Chicago Equity Corporation, Madison Dearborn Partners, III, and their respective assigns permitted hereunder.

                 "NOTEHOLDERS GROUP" means Noteholders holding in excess of 66 2/3% of the total number of Registrable Securities held by all Holders that were received pursuant to the Prepackaged Plan.

                 "NASD" is defined in Section 7(p).

                 "NASDAQ" is defined in Section 7(l).

                 "OFFERING" with respect to any of the Company's securities means the registration of such securities, whether underwritten or not, for sale to the public.

                 "OTHER SECURITIES" is defined in the definition of Registrable Securities.

                 "PARTICIPATING HOLDER" is defined in Section 3(c).

                 "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P., dated as of November 9, 1988, among Huntway Managing Partner, L.P., a Delaware limited partnership, and the other partners named therein, as amended or modified to the date hereof.

                 "PERSON" means an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                 "PIGGYBACK NOTICE" is defined in Section 4(a).

                 "PIGGYBACK REGISTRATION STATEMENT" is defined in introductory paragraph of Section 4.

                 "PLAN EFFECTIVE DATE" means the Effective Date (as such term is defined in the Prepackaged Plan).

                 "PRELIMINARY PROSPECTUS" means any preliminary prospectus that may be included in any Registration Statement.

                 "PREPACKAGED PLAN" means the Prepackaged Plan of
Reorganization of Huntway Partners, L.P., under Chapter 11 of the United States Bankruptcy Code.

                 "PROCEEDING" or "PROCEEDINGS" is defined in Section 9(c).

                 "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 "RECORDS" is defined in Section 7(n).

                 "REGISTRABLE SECURITIES" means the Common Units issued to any of the Holders pursuant to the terms of the Prepackaged Plan, including, without limitation, any Common Units issued to any of the Holders from time to time pursuant to the Unitholders Agreement, until (x) a Registration Statement covering such Common Units has been declared effective by the SEC and such Common Units have been disposed of by each Holder in accordance with such effective Registration Statement, (y) such Common Units are sold in compliance with Rule 144, or (z) all such Common Units cease to be issued or outstanding. If, as a result of any incorporation of the Company or other change of business entity, reclassification, split of equity securities of the Company, distribution, business combination, exchange offer or any other similar transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "OTHER SECURITIES") are issued or transferred to any Holder of Registrable Securities in respect of Registrable Securities held by such Holder, references in the preceding sentence to Common Units shall be deemed to include appropriate references to such Other Securities.

                 "REGISTRATION STATEMENT" means any registration statement of the Company prepared in accordance with the requirements of the Securities Act and the Regulations that covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such registration statement, post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement at the time such registration statement became effective.

                 "REGULATIONS" means the General Rules and Regulations of the SEC under the Securities Act.

                 "RULE 144" means Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                 "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "SUBSEQUENT SHELF REGISTRATION" is defined in Section 5(b).

                 "UNITHOLDERS AGREEMENT" means the Unitholders Agreement by and among the Company, and the Holders, dated as of December 12, 1996, executed and delivered pursuant to the Prepackaged Plan, as such agreement may be amended, supplemented or otherwise modified from time to time.

2.       REQUIRED REGISTRATION.

                 The Company will register the Registrable Securities upon the terms, and subject to the limitations, hereinafter set forth.

3.       DEMAND REGISTRATION.

                 (a) Right to Demand Registration. Each of Bankers, the Noteholders Group and Majority Holders shall have the right, exercisable at any time by written notice (the "DEMAND NOTICE") to the Company and any Holders who did not send the

Demand Notice, to demand that the Company file, and the Company shall (subject to Section 3(c)) file, a Registration Statement, as soon as reasonably practicable but in no event later than 60 days after such Demand Notice (but not earlier than 180 days after the Plan Effective Date), on such form as shall be appropriate under the Securities Act covering the resale of Registrable Securities by such Holders (a "DEMAND REGISTRATION STATEMENT"); provided, however, that the Holders' rights to require the Company to file a Demand Registration Statement shall be suspended during such period or periods that an Initial Shelf Registration or a Subsequent Shelf Registration covering all of the Registrable Securities and otherwise complying with Section 5 hereof shall be effective. The Demand Registration Statement shall cover Registrable Securities as provided herein. The Company shall use its reasonable best efforts to cause such Demand Registration Statement to be declared effective on the date requested by the managing underwriter for the Offering, or, if such Offering is not underwritten, as soon as practicable after the filing thereof with the SEC, and shall keep such Demand Registration Statement effective for so long as the Offering has not been completed (but in no event longer than 180 days from the effective date of such Demand Registration Statement).

                 Except as provided in the immediately following sentence, only Bankers shall have the right to participate in a Demand Registration Statement demanded by Bankers; only Noteholders shall have the right to participate in a Demand Registration Statement demanded by the Noteholders Group; and all Holders shall have the right to participate pro rata in a Demand Registration Statement demanded by Majority Holders. The Holders not entitled to participate in any Demand Registration Statement shall have "piggyback rights" under Section 4 and other persons may have Registration Rights as contemplated by Section 12.

                 (b) Conditions of Participation. Any Holder that elects to participate in the Demand Registration Statement (a "PARTICIPATING HOLDER") shall be permitted to register securities of the Company in such Demand Registration Statement on the following terms and conditions:

                          (i) Each Participating Holder who did not join in the Demand Notice must give written notice of such election to the Participating Holders who did join in the Demand Notice and to the Company within 15 days of the date the Demand Notice was given, such notice to specify the number of securities proposed to be sold by each such Holder in the Offering;

                          (ii) Each Participating Holder must agree to sell securities on the same basis provided in the underwriting arrangements approved by the Participating Holders who did join in the Demand Notice and to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC or by any state securities regulatory body and must promptly notify the Company of all sales made pursuant to the Demand Registration Statement and the number of unsold Registrable Securities, if any, covered thereby 180 days after the effective date thereof;

                          (iii) If the managing underwriter of the Offering determines that inclusion of all of the Registrable Securities and other securities in the Offering requested to be included by the Participating Holders would adversely affect the marketability of the securities to be sold in the Offering, the number of Registrable Securities that may be sold by Participating Holders shall be allocated pro rata among them based upon the respective number of Registrable Securities sought by each to be included in the Offering; and

                          (iv) If any Participating Holding desires to withdraw from the Demand Registration Statement, they may do so only during the time period and on the terms to be determined by the other Participating Holders who wish to continue to register their Registrable Securities on such Demand Registration Statement.

                 (c) Company's Rights of Postponement. The Company may delay the registration of the Registrable Securities to which a Demand Notice relates if upon receipt of such Demand Notice (i) the Company notifies the Participating Holders that it is contemplating filing a Registration Statement within 90 days of the date of such Demand Notice (which shall not affect the Holders' other rights hereunder, including, without limitation, the Holders' rights under Section 4 below) or (ii) the Company notifies the Participating Holders that a material event has occurred that has not been publicly disclosed and disclosure at such time would not be in the Company's interest. In the case of clause (i) of this Section 3(c), the Company shall use its reasonable best efforts, as soon as practicable, upon the first to occur of the abandonment of such contemplated Registration Statement or the completion of the offering made pursuant to such Registration Statement, to register the Registrable Securities to which such Demand Notice relates, unless such Demand Notice is withdrawn or such Registrable Securities are included in a Piggyback Registration Statement under Section 4 below. In the case of clause (ii) of this Section 3(c), the Company may not delay the filing of the Demand Registration Statement for more than 60 days from the date of such Demand Notice unless such Demand Notice is withdrawn. The Company cannot exercise the rights of postponement set forth above more than once in any 12- month period. If there is a postponement under either clause (i) or (ii) above, the Demand Notice shall be deemed to have been withdrawn. In such case, no demand shall have been made for the purposes of this Section 3.

4.       "PIGGYBACK" REGISTRATION.

                 If at any time, or from time to time, the Company shall determine or be required pursuant to Section 3 or otherwise to file a Registration Statement with regard to Common Units or other equity securities of the Company for its own account or for the account of any partner of the Company or other holder of registration rights with respect to the Company's securities (other than a Registration Statement on (a) Form S-

8, (b) Form S-4 covering solely securities issued in connection with a business combination or other transaction specified in Rule 145(a) under the Securities Act, or (c) Form S-3 covering solely securities issued under a dividend reinvestment program), the Holders of Registrable Securities shall be entitled to include Registrable Securities in such Registration Statement (a "PIGGYBACK REGISTRATION STATEMENT") and related Offering, if any, on the following terms and conditions:

                 (a) Right to Request Piggyback Registration. The Company shall promptly give written notice (a "PIGGYBACK NOTICE") of such determination to the Holders other than Holders who are Participating Holders in connection with a Demand Registration Statement under Section 3. Each Holder shall have the right to request, by written notice given to the Company within 15 days of the date the Piggyback Notice was received by such Holder, that a specific number of Registrable Securities held by such Holder be included in the Piggyback Registration Statement and related Offering, if any;

                 (b) Piggyback Notice. If the Piggyback Registration Statement relates to an underwritten Offering, the Piggyback Notice shall specify the name of the managing underwriter for such Offering. The Piggyback Notice shall also specify the number of securities to be registered for the account of the Company, for the account of Participating Holders under Section 3 and for the account of any other partner of the Company or other holder of registration rights;

                 (c) Agreement to Sell on Same Basis. If the Piggyback Registration Statement relates to an underwritten Offering, each Holder who has given notice to the Company under Section 4(a) must agree to sell such Holder's Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC;

                 (d) Priority. If the managing underwriter for any underwritten Offering under the Piggyback Registration Statement determines that inclusion of all or any portion of the Registrable Securities in such Offering would adversely affect the ability of the underwriter for such Offering to sell all of the securities requested to be included for sale in such Offering, the number of securities that may be sold in such Offering shall be allocated first to the Company (or, if the Offering is being made pursuant to a Demand Registration Statement under Section 3, to the Participating Holders as provided therein) and thereafter pro rata among the Holders who have given notice to the Company under Section 4(a); provided, however, that if the Piggyback Registration Statement results from the Company's exercise of its rights pursuant to clause (i) of Section 3(c), the number of securities that may be sold in such Offering shall be allocated first pro rata to the Company and the Holders who have given notice under Section 4(a) based upon the respective number of securities sought by each to be included in the Offering; and

                 (e) Right of Company to Withdraw. Notwithstanding the foregoing, the Company shall, on five Business Days notice to the Holders who have given notice under

Section 4(a), have the right to withdraw any Piggyback Registration Statement filed pursuant to this Section 4 at any time prior to the effective date thereof.

5.       SHELF REGISTRATION.

                 (a) Initial Shelf Registration. Upon request by either Bankers, the Noteholders Group or Majority Holders, the Company shall promptly prepare and file with the SEC a Registration Statement for an Offering to be made by the Holders on a continuous basis under the Regulations covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated in writing to the Company by them (including, without limitation, one or more underwritten Offerings). The Company shall use its reasonable best efforts to (i) cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to a date not more than 60 days after the date on which the Majority Holders initially requested the filing of such Initial Shelf Registration (but not earlier than 180 days after the Plan Effective Date) and (ii) keep the Initial Shelf Registration continuously effective under the Securities Act during the period (the "EFFECTIVENESS PERIOD") beginning on the date the Initial Shelf Registration is declared effective and ending on the earliest to occur of (A) the date when all Registrable Securities have been sold by the Holders (and the Holders have no reasonable expectation of receiving any additional Registrable Securities) in the manner set forth and as contemplated in the Initial Shelf Registration, any Demand Registration Statement or any Piggyback Registration Statement, or (B) the date when counsel to the Company shall render an opinion addressed to the Holders, which opinion shall be satisfactory in form, scope and substance to each Holder affected thereby, to the effect that all remaining Registrable Securities are freely transferable in the open market without limitations as to volume and without being required to file any forms or reports with the SEC under the Securities Act or the Regulations.

                 (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Initial Shelf Registration or any Subsequent Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION") for an Offering to be made by the Holders on a delayed or continuous basis under the Regulations. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for the remainder of the Effectiveness Period.

                 (c) Supplements and Amendments. The Company shall supplement and amend the Initial Shelf Registration or any Subsequent Shelf Registration if required by the Securities Act or Regulations applicable to the registration form used for such Initial Shelf Registration or Subsequent Shelf Registration, or if reasonably requested by the Majority Holders of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

                 (d) Information Regarding Sales. Each Holder must promptly notify the Company of all sales made pursuant to the Initial Shelf Registration or any Subsequent Shelf Registration.

6.       HOLD-BACK AGREEMENTS.

                 (a) Restrictions on Public Sale by the Company. The Company agrees not to effect any public or private sale or distribution of securities of the same class as the Registrable Securities, or convertible into or exchangeable or exercisable for securities of the same class as the Registrable Securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 180-day period following the commencement of any offering made pursuant to Section 3 hereof; provided, however, that the Company may issue securities pursuant to a Registration Statement on Form S-8 or pursuant to a dividend reinvestment plan registered on Form S-3 if such registration statements have become effective not less than 30 days before the commencement of the offering made pursuant to
Section 3.

                 (b) Restrictions on Public Sale by Holders of Restricted Securities.

                 (i) Each Holder of Registrable Securities, whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement for sale in an underwritten Offering, agrees, if requested by the managing underwriter of such Offering, not to effect any public sale or distribution of securities of the same class (or securities exchangeable or exercisable for or convertible into securities of the same class) as the Registrable Securities included in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A of the Securities Act (except as part of such underwritten Offering), during the 10-day period prior to, and during the 180-day period (or shorter period requested by the underwriter) following the commencement of, such Offering, to the extent timely notified in writing by the Company or the managing underwriter.

                 (ii) In the event that (x) the Company files a registration statement prepared in accordance with the requirements of the Securities Act and the Regulations for an underwritten Offering of Common Units or other equity securities of the Company (y) each Holder of Registrable Securities is able to include all of such Holder's Registrable Securities in such registration statement and such Offering pursuant to Section 4 hereof and (z) any Holder elects not to include all or any portion of such Holder's Registrable Securities in such registration statement and such Offering pursuant to Section 4 hereof (a

         "NONPARTICIPATING HOLDER"), then if requested by the managing underwriter of such Offering, each Nonparticipating Holding shall agree not to effect any public sale or distribution of Registrable Securities of the same class (or Registrable Securities exchangeable or exercisable for or convertible into securities of the same class) as the securities included in such registration statement, including a sale pursuant to Rule 144 or Rule 144A of the Securities Act (except as part of such underwritten Offering), during the 10-day period prior to, and during the 180-day period (or shorter period requested by the underwriter) following the commencement of, such Offering, to the extent timely notified in writing by the Company or the managing underwriter.

7.       REGISTRATION PROCEDURES.

                 In connection with the registration of any Registrable Securities and any Registration Statement prepared pursuant to the provisions of this Agreement, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition by the Holders thereof, and pursuant thereto the Company shall:

                 (a) Filing of Registration Statement. Prepare and file with the SEC all such Registration Statements and use its best efforts to cause such Registration Statements to become effective and remain effective as provided herein; provided, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                 (b) Filing of Amendments, etc. Subject to Section 7(a) hereof, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for any applicable time period required herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) of the Regulations; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or by such Prospectus as so supplemented.

                 (c) Required Notices. Notify the selling Holders of Registrable Securities, and the managing underwriters, if any, promptly, and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment, including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 7(m) below cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                 (d) Prevention of Orders and Correction of Disclosure. Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sales in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment. Upon the happening of any of the events contemplated by Section 7(c)(v) hereof, promptly prepare an amended or supplemented Prospectus, or file an appropriate document to be incorporated by reference in the Prospectus, which will correct such statement or omission.

                 (e) Incorporation of Information; Required Filings. If the Registrable Securities are to be sold in an underwritten offering, (i) as soon as is reasonably practicable, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as is required by the Securities Act, Regulation S-K of the Regulations and the rules, regulations and instructions applicable to the registration form used for such Registration Statement to be disclosed concerning, among other things, the terms of the underwritten offering, the underwriters and the plan of distribution, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable.

                 (f) Delivery of Copy of Registration Statement. Furnish to each selling Holder of Registrable Securities who so requests and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                 (g) Delivery of Copies of Prospectus. Deliver to each selling Holder of Registrable Securities, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated or deemed to be incorporated by reference therein as such Holder may reasonably request; and, subject to the last paragraph of this
Section 7, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                 (h) Blue Sky Laws. Use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or the payment of taxes in any such jurisdiction where it is not then so subject.

                 (i) Certificates. Cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may reasonably request.

                 (j) Other Registrations or Approvals. Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                 (k) Supplements and Amendments. Upon the occurrence of any event contemplated by Sections 7(c)(v) or (c)(vi) above, as promptly as practicable prepare and (subject to Section 7(a) above) file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (l) Listing on Exchanges. Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the NASDAQ National Market if similar securities of the Company are so authorized.

                 (m) Underwritten Offerings. In connection with an underwritten offering of Registrable Securities, enter into an underwriting agreement as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and the holders of Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "cold comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 9 hereof (or such other provisions and procedures acceptable to the Majority Holders of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to Section 9. The above shall be done at each closing under each such underwriting agreement, or as and to the extent required thereunder.

                 (n) Inspection. Make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                 (o) Earnings Statements. Comply with all applicable rules and regulations of the SEC and make generally available to security holders of the Company earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 30 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten Offering and (ii) if not sold to underwriters in such an Offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover such 12-month periods.

                 (p) Cooperation. Cooperate with each Holder selling Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                 (q) Other. Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                 Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (ii), (iv), (v), or (vi) of Section 7(c), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

8.       REGISTRATION EXPENSES.

                 All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective, including, without limitation, (a) all registration and filing fees, including, without limitation, (i) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (ii) fees and expenses of compliance with state securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of the Registrable Securities, (b) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda, (c) fees and disbursements of counsel for the Company, (d) fees and disbursements of all independent certified public accountants for the Company, including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance, (e) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the Rules of the NASD if, and only if, such expense will be incurred because of the Company's selection of a managing underwriter, (f) the cost of Securities Act liability insurance, if the Company so desires such insurance, (g) internal expenses of the Company, including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties, (h) fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (i) fees and expenses of any Person, including special experts, retained by the Company in its sole discretion.

9.       INDEMNIFICATION.

                 (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, and any underwriter participating in the distribution, each of their respective officers, directors and agents and employees, each Person who controls each such Holder or any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person (individually, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorneys' fees and disbursements) and expenses, including any amounts paid in respect of any settlements (collectively, "LOSSES"), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplements thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of any Prospectus or form of prospectus, or in any amendments or supplements thereto, or in any preliminary prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use therein.

                 (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus, and shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter participating in the distribution and their respective directors, officers, agents and employees, each Person who controls the Company or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), and the directors, officers, agents or employees of such controlling person, from and against any and all Losses, joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or in any amendment or supplement thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or form of Prospectus, or in any amendments or supplements thereto, or in any Preliminary

Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be, or be claimed by the Company to be, greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action or proceeding (including any governmental investigation) (collectively, "PROCEEDINGS" and individually, a "PROCEEDING") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that an indemnifying party was not otherwise aware of such Proceeding and the indemnifying parties have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided further, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying party or parties agree to pay such fees and expenses; or (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) in the reasonable judgment of the indemnified party or parties, a conflict of interest may exist between the positions of the indemnifying party or an affiliate of the indemnifying party and such indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or such affiliate, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent each indemnifying party jointly and severally agrees, subject to the exception and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement.

                 (d) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect to which this
Section 9 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Where the indemnified party is an underwriter participating in the distribution of Registrable Securities, however, each indemnifying party, and, in addition, if the indemnifying party is a Holder, the Company, shall have an obligation to contribute to the amount paid or payable by such indemnified party as the result of such Losses in such proportion as is appropriate to reflect not only (i) the relative fault of the Company, the Holders and the underwriters in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations, but also (ii) the relative benefits received by the Holders on the one hand and the underwriters on the other hand from the distribution of the Registrable Securities. The relative benefits received by the Holders, on the one hand, and the underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from any such offering (before deducting expenses) received by the Holders bear to the total underwriting discounts or commissions received by the underwriters. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Sections 9(a) or 9(b) were available to such party.

                 (e) Limit on Contribution. The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of Section 9(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public (net of any underwriting discounts and commissions and expenses) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (f) Remedies Cumulative. The indemnity, contribution and expense reimbursement obligations under this Section 9 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

                 (g) Underwriting Agreement Controls. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

10.      SELECTION OF UNDERWRITERS.

                 (a) Selection by Majority Holders. If any of the Registrable Securities covered by any Registration Statement (other than a Piggyback Registration Statement) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders.

                 (b) Selection by the Company. If any of the Registrable Securities covered by a Piggyback Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company.

                 (c) Agreement to Comply. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Majority Holders, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial or escrow agreements and other documents required under the terms of such underwriting arrangements.

11.      INCORPORATION, MERGER, ETC.

                 In the event that the Company (a) incorporates, becomes a limited liability company or otherwise changes its form of business entity, (b) consolidates with or merges with any other Person, (c) sells, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (whether now owned or hereafter acquired) in a single transaction or series of transactions to any Person, the Company shall cause any such Person or other successor to the Company to agree in writing to be bound by all the provisions of this Agreement.

12.      OTHER REGISTRATION RIGHTS.

                 The Company represents that it has not granted registration rights other than as set forth in this Agreement and covenants that it will not grant any other registration rights for so long as any Registrable Securities are outstanding, except that the Company may grant (a) "piggyback" registration rights that entitle the holder to include Common Units in an Offering only after all the Holders have included in such Offering all Registrable Securities they elect to include under Sections 3 and 4 hereof and (b) "demand" registration rights to Persons who hereinafter purchase Equivalent Units provided such rights may not be exercised if any Holder elects to exercise its rights under Section 3 hereof (provided such election is made within 15 days after notice is given to all the Holders that another holder of "demand" registration rights desires to exercise them).

13.      MISCELLANEOUS.

                 (a) Damages. Without limiting in any way any of the rights the Holders of the Restricted Securities may otherwise have at law or in equity, for damages or otherwise, the Company hereby agrees to indemnify and hold harmless each Holder of Restricted Securities from and against any loss or expense that may be incurred or suffered by such Holder which arises from any of the following: (i) any Demand Registration Statement that is not filed with the Commission on or before the time required in Section 3, or (ii) the Company is not able for any reason within its control to cause the Demand Registration Statement to be declared effective by the SEC at the time reasonably requested by the underwriters in the Offering and to remain effective until completion of the Offering, or to cause the Registrable Securities to be qualified or registered for sale in all appropriate jurisdictions as provided in Section 7(h) and to remain so qualified or registered thereafter during the applicable period under applicable law.

                 (b) Specific Performance. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the

Company or such Holder, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or such Holder, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of the Company or any Holder of Registrable Securities in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                 (c) No Inconsistent Agreements. The Company has not previously entered into, and will not on or after the date of this Agreement enter into, any agreement with respect to its Securities that is inconsistent with the terms of this Agreement, including any agreement which impairs or limits the registration rights granted to the Holders or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

                 (d)      Amendments and Waivers.  The provisions of Section 6,
Section 8, Section 9 hereof and this sentence may not be amended, modified or supplemented without the express written consent of each party hereto. The other provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                 (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below the name of each party hereto on the signature pages hereof (or at such other address for a party as shall be specified by like notice).

                 (f) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For purposes of this Agreement, "best efforts" shall mean the lawful efforts that a prudent business person desirous of achieving a result would use under similar circumstances to attempt to achieve such result as expeditiously as is reasonably practicable.

                 (g) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 (h) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as contemplated by Section 9 hereof, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                 (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

                 (j) Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights of any party hereto.

                 (k) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company (whether by operation of law or otherwise) except in accordance with Section 11 hereof or with the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                 (l) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 (m) Securities Held by the Company or Its Affiliates. Whenever the percentage of Registrable Securities held by Holders is required to be determined hereunder for purposes of determining the authority of such Holders to take actions hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Regulations) (other than the Holders of Registrable Securities if such Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining the percentage of Registrable Securities held by such Holders.

                 (n) Use of Terms. This Agreement contemplates the filing of registration statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such registration statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of the Company or one or more of the Holders, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or the "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party. Nothing contained herein relating to the Company's obligation to enter into an underwriting agreement at any time or from time to time in the future shall impair, alter, restrict or otherwise affect in any manner whatsoever the duties of the Board of Directors of the managing general partner Company under applicable law in approving the form, terms and provisions thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            HUNTWAY PARTNERS, L.P.

                                            By:   ________________________
                                            Name: ________________________
                                            Title:________________________

                                            Notice Address:
                                            Warren Nelson
                                            Huntway Partners, L.P.
                                            25129 The Old Road, Suite 322
                                            Newhall, CA 91381


                                            BANKERS TRUST COMPANY

                                            By:   ________________________
                                            Name: ________________________
                                            Title:________________________

                                            Notice Address:
                                            Carl Roark
                                            Bankers Trust Company
                                            One Bankers Trust Plaza
                                            Mail Stop 2283
                                            130 Liberty Street, 28th Floor
                                            New York, New York 10066


                                            MASSACHUSETTS MUTUAL LIFE INSURANCE
                                            COMPANY

                                            By:   ________________________
                                            Name: ________________________
                                            Title:________________________

                                   Notice Address:
                                   Mike Klofas
                                   Mass Mutual Life Insurance Company
                                   1295 State Street
                                   Springfield, MA 01111


                                   MELLON BANK, N.A., as trustee for First Plaza Group Trust

                                   By:   ________________________
                                   Name: ________________________
                                   Title:________________________

                                   Notice Address:
                                   c/o John R. Bauer
                                   Managing Partner
                                   Contrarian Capital Management, L.L.C.
                                   411 West Putnam, Suite 225
                                   Greenwich, Connecticut 06830


                                   OPPENHEIMER & COMPANY, INC., for itself and as agent for certain affiliates

                                   By:   ________________________
                                   Name: ________________________
                                   Title:________________________

                                   Notice Address:
                                   c/o John R. Bauer
                                   Managing Partner
                                   Contrarian Capital Management, L.L.C.
                                   411 West Putnam, Suite 225
                                   Greenwich, Connecticut 06830

                                   LINDNER GROWTH FUND
                                   By:     RYBACK MANAGEMENT CORPORATION

                                   By:   ________________________
                                   Name: ________________________
                                   Title:________________________

                                   Notice Address:
                                   c/o Larry Callahan
                                   Ryback Management Corporation
                                   7711 Carondelet Avenue, Suite 700
                                   St. Louis, Misouri 63105


                                   FIRST CHICAGO EQUITY CORPORATION

                                   By:   ______________________
                                   Name: ______________________
                                   Title:______________________

                                   Notice Address:
                                   Sam Mencoff
                                   First Chicago Equity Corporation
                                   Three First National Plaza, suite 1300
                                   Chicago, Illinois, 606021


                                   MADISON DEARBORN PARTNERS III

                                   By:    ______________________
                                   Name:  ______________________
                                   Title: ______________________

                                   Notice Address:
                                   Sam Mencoff
                                   Madison Dearborn Partners III
                                   Three First National Plaza, suite 1300
                                   Chicago, Illinois, 606021